Exhibit 99.1

FNB United Corp. Reports Earnings for Second Quarter of 2008

Asset Quality Improves; Goodwill Reduced

ASHEBORO, N.C.--(BUSINESS WIRE)--FNB United Corp. (NASDAQ:FNBN), the holding company for CommunityONE Bank, N.A., and its wholly owned subsidiary, Dover Mortgage Company, today reported second quarter profits for the quarter ended June 30, 2008. FNB United earned $140,000, or $0. 01 per diluted share, in the second quarter of 2008, compared to $3.7 million, or $0.33 per diluted share, in the second quarter a year ago. The second quarter of 2008 results include the impact of the Company’s election to take a non-cash goodwill impairment charge of $1.8 million, or $0.16 per diluted share, related to Dover Mortgage Company, as discussed below. This charge has no impact on tangible equity or regulatory capital ratios since goodwill is already excluded from these measures. Operating earnings for the second quarter was $1.9 million, or $.17 per share. For the first six months of 2008, net income was $2.5 million, or $0.21, per diluted share, compared to $7.4 million, or $0.66 per diluted share, in the first half of 2007. Operating earnings for the first six months of 2008, excluding the goodwill reduction, was $4.26 million, or $.37 per share. FNB United has $215 million in shareholders’ equity and each of FNB United and CommunityONE Bank is “well capitalized” by regulatory capital standards.

“Our second quarter and year to date operating performance is a result of reduced interest rate margins, supported by overall improvements in asset quality as well as a continued focus on improved efficiencies,” said Michael Miller, President and CEO. “We worked past due and impaired loans down to lower levels during the second quarter, and will continue to work diligently on improving asset quality. In addition, we are focused on improving efficiencies through cost cutting plans, which we are in the process of implementing and will be ongoing in the third and fourth quarters. We believe we will see significant financial benefits of these efficiencies beginning in 2009; which will be instrumental in improving our operating expense ratios.”

“Because of the uncertainties in the economy, we are monitoring asset growth and other key performance measures to preserve capital,” added Miller. “During the quarter our loan production moderated as compared to the robust loan growth we experienced in the second half of 2007 and the first quarter of 2008. Going forward we expect to experience moderate loan growth funded with deposits.”

During the second quarter of 2008, FNB United commenced an impairment evaluation of the Dover Mortgage goodwill as a result of changes in the Dover business model, which included the discontinuance of certain offices which were not accretive to earnings. The Company elected to take a goodwill impairment charge of $1.8 million (pre-tax and after-tax), and this non-cash charge has been recorded as a component of noninterest expense for the second quarter. “Dover is far better structured to succeed in today’s mortgage market,” Mike Miller said. “It is well-positioned to take advantage of its 20+ year experience in FHA and government-backed mortgages, along with its menu of conforming and reverse mortgages.”

Year to Date 2008 Highlights

  Operating income was $4.26 million, or $0.37 per diluted share.
  Net interest margin was 3.54%, compared to 4.11% for the first half of 2007.
  Loans held for investment increased 16.4% year-over-year, to $1.56 billion.
  Total deposits have increased to $1.49 billion at June 30, 2008, from $1.44 billion at December 31, 2007, an annualized increase of 6.0%.
  Nonperforming assets, at 0.90% of total assets, have trended down for three consecutive quarters.

On June 30, 2008, CommunityONE entered into a subordinated debt loan agreement, providing for a $15 million subordinated term loan that is unsecured and intended to qualify as Tier 2 capital. The loan will mature on June 30, 2015 and bears interest at three-month LIBOR plus 3.50%.

Also, on May 27, 2008, FNB United entered into a revolving credit facility in the original principal amount of $10 million. Proceeds of this revolving credit facility will be used for general corporate purposes, including supporting the capital needs of CommunityONE. The revolving credit facility bears interest at three-month LIBOR plus 1.50% per annum and will mature on May 22, 2009. As of June 30, 2008, the entire balance of $10 million is available.

Credit Quality

FNB United continues to focus on credit quality and as a result nonperforming assets (NPAs) have decreased compared to the previous quarter. At June 30, 2008, total nonperforming assets were $18.4 million, or 0.90% of total assets, a decrease from $20.5 million, or 1.01% of total assets, three months earlier. Nonperforming assets were $14.7 million, or 0.79%, of total assets at June 30, 2007. Net chargeoffs were 0.19% of average loans outstanding for the quarter ended June 30, 2008, compared to 0.16% in the year ago period.

“We continue to monitor the credit risk and quality of our loan portfolio as well as the current economic conditions and believe we are well positioned to limit credit losses as we move through this challenging period. We are pleased that past due loans are significantly reduced from a year ago,” said Miller. FNB United has not originated any subprime real estate loans and has no subprime mortgage backed securities exposure in its investment portfolio.

FNB United recorded a $1.4 million provision to its allowance for loan losses in the second quarter of 2008, of which $630,000 was directly related to second quarter loan growth. This compares to a $1.5 million provision in the previous quarter and $476,000 in the second quarter a year ago. For the first six months of the year it added $2.9 million to its allowance for loan losses, of which $1.5 million was related to loan growth, compared to $1.0 million in the first six months of 2007. The allowance for loan losses was $18.8 million, or 1.20% of loans held for investment, at June 30, 2008, compared to $18.2 million, or 1.18%, at the end of the preceding quarter and $15.7 million, or 1.16%, at the end of June 2007.

Balance Sheet

Assets increased 10.4% to $2.06 billion at June 30, 2008, compared to $1.86 billion a year earlier. Loans held for investment increased 16.4%, to $1.56 billion at quarterend, compared to $1.34 billion a year earlier.

“We continue to focus on core deposit growth by expanding our deposit banking products,” said Miller. “In September 2007 we began offering a new transaction deposit product to help shift our deposit emphasis to transaction accounts, such as checking and money market accounts, from certificates of deposits. Already we are seeing improvements in our transaction account balances.” Total deposits were $1.49 billion at the end of June 2008, compared to $1.45 billion a year earlier. Transaction deposits increased 6% to $679 million at June 30, 2008, compared to $642 million at the end of June 2007, and now represent 46% of total deposits, compared to 44% of total deposits 12 months earlier. Certificates of deposit increased to $807 million, from $804 million a year ago. Brokered certificates of deposits were $12.1 million as of June 30, 2008.

Shareholders’ equity increased 1%, to $214.9 million, compared to $212.5 million a year earlier. Book value per share was $18.81 at June 30, 2008, from $18.68 a year earlier, and tangible book value per share was $8.78 at quarterend, compared to $8.35 a year earlier.

Net Interest Margin

FNB United’s significant loan growth in late 2007 and early 2008 did not immediately translate into higher interest income as asset rates declined more rapidly than liability rates over the same period. The yield on earnings assets declined to 6.38% in the second quarter of 2008, from 7.96% a year earlier. The cost of funds was 3.27% and 4.30%, respectively, for the same periods.

“The 158 basis point decline in the yield on earning assets, offset somewhat by the 103 basis point decline in the cost of interest-bearing liabilities, yielded greater than a 50 basis point decline in the net interest margin for the second quarter of 2008, compared to the second quarter a year ago,” said Miller. “As a result of our mix of our interest-bearing assets and liabilities, our balance sheet is asset sensitive, and the impact of falling rates had a quicker impact on interest income than interest expense. This effect is expected to moderate as deposits reprice in coming quarters.” The net interest margin was 3.40% for the second quarter of the year, compared to 4.07% for the same period a year ago.

Income Statement

Net interest income before the provision for loan losses for the second quarter of 2008 was $14.9 million, compared to $16.1 million for the second quarter a year ago. For the first six months of 2008, net interest income before the provision for loan losses was $30.4 million, compared to $31.9 million for the first six months of 2007. Noninterest income was $4.6 million for the second quarter, compared to $5.4 million in the second quarter a year ago. Year-to-date noninterest income was $9.4 million, compared to $10.3 million a year ago. The decline was largely due to lower service charges on deposit accounts and a decrease in mortgage loan sales income.

For the second quarter of 2008, noninterest expense was $17.1 million, compared to $15.4 million in the preceding quarter and $15.3 million in the second quarter a year ago. For the first six months of the year, noninterest expense was $32.5 million, compared to $29.9 million in the first half of 2007. The increase was primarily related to the $1.8 million goodwill impairment charge.

About the Company

FNB United Corp. is the Asheboro, North Carolina-based bank holding company for CommunityONE Bank, N.A., and the bank’s subsidiary, Dover Mortgage Company. Opened in 1907, CommunityONE (MyYesBank.com) operates 43 offices in 35 communities throughout central, southern and western North Carolina. Through these companies, FNB United offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services.

This news release may contain forward-looking statements regarding future events. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, changes in financial markets, changes in real estate markets, regulatory changes, changes in interest rates, changes in economic conditions being less favorable than anticipated, and loss of deposits and loan demand to other financial institutions. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in FNB United’s filings with the Securities and Exchange Commission. FNB United does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

RESULTS OF OPERATIONS
(In thousands except share and per share data)

	Quarters Ended					Percent Change
	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2008	June 30, 2007

INTEREST INCOME:
Interest and fees on loans	$ 25,858	$ 27,537	$ 29,160	$ 29,281	$ 28,569	-6%	-9%
Interest and dividends on investments securities:
Taxable income	1,959	2,134	2,145	2,298	2,231	-8%	-12%
Non-taxable income	503	527	532	520	491	-5%	2%
Other interest income	5	12	44	49	423	-58%	-99%
Total interest income	28,325	30,210	31,881	32,148	31,714	-6%	-11%
INTEREST EXPENSE:
Deposits	10,622	11,806	13,063	13,488	13,245	-10%	-20%
Borrowed funds	2,754	2,974	3,090	2,661	2,410	-7%	14%
Total interest expense	13,376	14,780	16,153	16,149	15,655	-9%	-15%
Net interest income before provision for loan losses	14,949	15,430	15,728	15,999	16,059	-3%	-7%

PROVISION FOR LOAN LOSSES	1,383	1,514	3,044	1,470	476	-9%	191%
Net interest income after provision for loan losses	13,566	13,916	12,684	14,529	15,583	-3%	-13%
NONINTEREST INCOME:
Service charges on deposit accounts	2,137	2,084	2,434	2,249	2,279	3%	-6%
Mortgage loan sales	804	1,423	887	1,150	1,368	-43%	-41%
Cardholder and merchant services income	638	480	393	441	537	33%	19%
Trust and investment services	468	463	418	436	461	1%	2%
Other service charges, commissions and fees	335	113	62	280	319	196%	5%
Bank owned life insurance	235	249	254	240	215	-6%	9%
Gain on sale of credit card portfolio	-	-	-	1,302	-	-	-
Other income	(64)	45	345	380	199	-242%	-132%
Total noninterest income	4,553	4,857	4,793	6,478	5,378	-6%	-15%

NONINTEREST EXPENSE:
Salaries and employee benefits	8,908	8,699	8,042	8,509	8,199	2%	9%
Net occupancy expense	1,350	1,299	1,383	1,351	1,390	4%	-3%
Furniture and equipment expense	1,121	1,136	1,114	1,166	1,247	-1%	-10%
Data processing services	726	457	527	386	470	59%	54%
Goodwill impairment	1,800	-	358	-	-	-	-
Other expense	3,223	3,777	4,260	4,045	4,015	-15%	-20%
Total noninterest expense	17,128	15,368	15,684	15,457	15,321	11%	12%
Income before provision for income taxes	991	3,405	1,793	5,550	5,640	-71%	-82%

PROVISION FOR INCOME TAXES	851	1,082	542	1,884	1,949	-21%	-56%
NET INCOME	$ 140	$ 2,323	$ 1,251	$ 3,666	$ 3,691	-94%	-96%
Earnings per common share:
Basic	$ 0.01	$ 0.20	$ 0.11	$ 0.32	$ 0.33	-94%	-96%
Diluted	$ 0.01	$ 0.20	$ 0.11	$ 0.32	$ 0.33	-94%	-96%

Cash dividends per common share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15	-	-

Weighted average shares outstanding:
Basic	11,386,767	11,386,767	11,368,423	11,335,672	11,318,908
Diluted	11,386,767	11,386,767	11,368,423	11,352,625	11,343,367

RESULTS OF OPERATIONS
(In thousands except share and per share data)

	Year to Date
	June 30, 2008	June 30, 2007	Percent Change
INTEREST INCOME:
Interest and fees on loans	$53,394	$56,438	-5%
Interest and dividends on investments securities:
Taxable income	4,094	3,887	5%
Non-taxable income	1,030	1,045	-1%
Other interest income	17	1,241	-99%
Total interest income	58,535	62,611	-7%
INTEREST EXPENSE:
Deposits	22,428	26,043	-14%
Borrowed funds	5,728	4,684	22%
Total interest expense	28,156	30,727	-8%
Net interest income before provision for loan losses	30,379	31,884	-5%

PROVISION FOR LOAN LOSSES	2,897	1,000	190%
Net interest income after provision for loan losses	27,482	30,884	-11%
NONINTEREST INCOME:
Service charges on deposit accounts	4,221	4,329	-2%
Mortgage loan sales	2,227	2,506	-11%
Cardholder and merchant services income	1,119	1,044	7%
Trust and investment services	931	832	12%
Other service charges, commissions and fees	448	656	-32%
Bank owned life insurance	486	451	8%
Other income	(19)	502	-104%
Total noninterest income	9,413	10,320	-9%
NONINTEREST EXPENSE:
Salaries and employee benefits	17,607	16,618	6%
Net occupancy expense	2,649	2,569	3%
Furniture and equipment expense	2,257	2,360	-4%
Data processing services	1,183	1,002	18%
Goodwill impairment	1,800	-	-
Other expense	7,003	7,353	-5%
Total noninterest expense	32,499	29,902	9%
Income before provision for income taxes	4,396	11,302	-61%

PROVISION FOR INCOME TAXES	1,933	3,859	-50%

NET INCOME	$2,463	$7,443	-67%

Earnings per common share:
Basic	$0.21	$0.66	-67%
Diluted	$0.21	$0.66	-67%

Cash dividends per common share	$0.15	$15.17	-99%

Weighted average shares outstanding:
Basic	11,386,767	11,291,270
Diluted	11,386,767	11,319,427

Shares repurchased during the period	-	-

FINANCIAL CONDITION
(In thousands except share and per share data)

	As of					Percent Change
	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept 30, 2007	June 30, 2007	March 31, 2008	June 30, 2007

ASSETS
Cash and due from banks	$ 36,728	$ 38,333	$ 37,739	$ 38,537	$ 34,844	-4%	5%
Interest-bearing bank balances	198	220	836	1,527	1,729	-10%	-89%
Federal funds sold	500	532	542	247	317	-6%	58%
Securities available for sale	186,213	203,598	161,809	197,885	200,141	-9%	-7%
Securities held to maturity	25,360	28,030	35,650	36,263	38,418	-10%	-34%

Loans held for sale	19,875	15,121	17,586	21,653	27,123	31%	-27%

Loans held for investment	1,574,942	1,541,119	1,446,116	1,382,917	1,352,576	2%	16%
Allowance for loan losses	(18,845)	(18,215)	(17,381)	(16,116)	(15,705)	3%	20%
Net loans held for investment	1,556,097	1,522,904	1,428,735	1,366,801	1,336,871	2%	16%
Property and equipment, net	49,926	48,059	46,614	46,525	45,882	4%	9%
Goodwill	108,395	110,195	110,195	110,553	110,553	-2%	-2%
Core deposit premiums	6,161	6,362	6,564	6,766	6,968	-3%	-12%
Other assets	65,567	61,929	60,236	66,789	60,561	6%	8%
Total assets	$ 2,055,020	$ 2,035,283	$ 1,906,506	$ 1,893,546	$ 1,863,407	1%	10%

LIABILITIES
Deposits:
Noninterest-bearing	$ 164,066	$ 167,511	$ 158,564	$ 159,400	$ 163,339	-2%	0%
Interest-bearing deposits:
Demand, savings, and money market deposits	514,885	471,733	464,731	468,219	477,867	9%	8%
Time deposits of $100,000 or more	375,854	409,678	375,419	377,709	364,697	-8%	3%
Other time deposits	430,724	436,727	442,328	446,771	439,427	-1%	-2%
	1,485,529	1,485,649	1,441,042	1,452,099	1,445,330	0%	3%
Retail repurchase agreements	32,297	35,815	29,133	30,528	28,181	-10%	15%
Federal Home Loan Bank advances	202,418	192,413	131,790	114,253	64,602	5%	213%
Federal funds purchased	28,000	28,000	13,500	- -	8,950	0%	213%
Subordinated debt	15,000	- -	- -	- -	- -	- -	- -
Junior subordinated debentures	57,307	56,673	56,702	61,802	83,884	1%	-32%
Other liabilities	19,587	19,591	18,083	19,933	19,988	0%	-2%
Total liabilities	1,840,138	1,818,141	1,690,250	1,678,615	1,650,935	1%	11%

SHAREHOLDERS' EQUITY
Common stock	28,563	28,563	28,567	28,439	28,432	0%	0%
Surplus	114,478	114,293	114,119	113,488	113,282	0%	1%
Retained earnings	73,449	74,452	74,199	74,659	72,701	-1%	1%
Accumulated other comprehensive income (loss)	(1,608)	(166)	(629)	(1,655)	(1,943)	869%	-17%
Total shareholders' equity	214,882	217,142	216,256	214,931	212,472	-1%	1%
	$ 2,055,020	$ 2,035,283	$ 1,906,506	$ 1,893,546	$ 1,863,407	1%	10%

Shares Issued:

Shares outstanding at end of period	11,425,052	11,425,052	11,426,902	11,375,667	11,372,738	0%	0%

Book value per share (1)	$ 18.81	$ 19.01	$ 18.93	$ 18.89	$ 18.68	-1%	1%
Tangible book value per share (1)	$ 8.78	$ 8.80	$ 8.71	$ 8.58	$ 8.35	1%	5%

(1)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
(Rates / Ratios Annualized)

	Quarters Ended					Six Months Ended
OPERATING PERFORMANCE:	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	June 30, 2008	June 30, 2007

Average loans	$ 1,577,769	$ 1,506,582	$ 1,418,743	$ 1,388,623	$ 1,355,601	$ 1,542,519	$ 1,344,256
Average securities	227,524	215,382	226,246	242,318	258,519	221,605	254,824
Average noninterest-earning assets	240,741	238,301	238,343	240,041	241,316	239,321	243,934
Total average assets	$ 2,046,034	$ 1,960,265	$ 1,883,332	$ 1,870,982	$ 1,855,436	$ 2,003,445	$ 1,843,014

Average interest-bearing deposits	$ 1,322,218	$ 1,294,588	$ 1,286,667	$ 1,282,758	$ 1,285,315	$ 1,308,402	$ 1,278,023
Average noninterest bearing deposits	164,611	157,436	159,056	159,082	162,707	161,377	159,367
Average borrowings	323,305	271,323	201,502	195,179	174,143	297,291	173,680
Average noninterest-earning liabilities	18,447	19,202	19,755	19,911	21,592	18,790	21,509
Total average liabilities	1,828,581	1,742,549	1,666,980	1,656,930	1,643,757	1,785,860	1,632,579
Total average stockholders' equity	217,453	217,716	216,352	214,052	211,679	217,584	210,435
Total average liabilities and equity	$ 2,046,034	$ 1,960,265	$ 1,883,332	$ 1,870,982	$ 1,855,436	$ 2,003,444	$ 1,843,014

Interest rate yield on loans	6.60%	7.37%	8.17%	8.38%	8.47%	6.97%	8.48%
Interest rate yield on securities	4.84%	5.52%	5.27%	5.15%	5.29%	5.17%	5.33%
Interest rate yield on interest-earning assets	6.38%	7.13%	7.77%	7.90%	7.96%	6.75%	7.98%

Interest rate expense on deposits	3.23%	3.67%	4.03%	4.17%	4.13%	3.45%	4.11%
Interest rate expense on borrowings	3.43%	4.41%	6.08%	5.41%	5.55%	3.87%	5.44%
Interest rate expense on interest-bearing liabilities	3.27%	3.80%	4.31%	4.34%	4.30%	3.53%	4.27%

Interest rate spread	3.11%	3.34%	3.46%	3.57%	3.66%	3.22%	3.71%

Net interest margin	3.40%	3.68%	3.88%	3.97%	4.07%	3.54%	4.11%

Other operating income / Average assets	0.90%	1.00%	1.01%	1.37%	1.17%	0.94%	1.13%

Other operating expense / Average assets	3.37%	3.15%	3.30%	3.28%	3.32%	3.25%	3.27%

Efficiency ratio (other operating expense / revenue)	87.83%	75.75%	76.43%	68.77%	71.47%	81.67%	70.85%

Return on average assets	0.03%	0.48%	0.26%	0.78%	0.80%	0.25%	0.81%

Return on average tangible assets	0.03%	0.51%	0.26%	0.83%	0.85%	0.26%	0.87%
Return on average equity	0.26%	4.29%	2.29%	6.79%	7.01%	2.28%	7.13%
Return on average tangible equity	0.56%	9.24%	2.29%	15.05%	15.85%	4.90%	16.26%

Average equity / Average assets	10.63%	11.11%	11.49%	11.44%	11.41%	10.86%	11.42%

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)

	As of / For the Quarters Ended					As of / For the Six Months Ended

NONPERFORMING ASSETS:	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	June 30, 2008	June 30, 2007
Loans on nonaccrual status	$ 12,390	$ 13,924	$ 16,022	$ 9,500	$ 8,460	$ 12,390	$ 8,460
Loans more than 90 days delinquent, still on accrual	260	2,445	2,686	2,400	3,140	260	3,140
Total nonperforming loans	12,650	16,369	18,708	11,900	11,600	12,650	11,600
Real estate owned (OREO) / Repossessed assets	5,772	4,119	2,862	5,000	3,100	5,772	3,100
Total nonperforming assets	$ 18,422	$ 20,488	$ 21,570	$ 16,900	$ 14,700	$ 18,422	$ 14,700
Total nonperforming assets / Total assets	0.90%	1.01%	1.13%	0.89%	0.79%	0.90%	0.79%

CHANGE IN THE ALLOWANCE FOR LOAN LOSSES:	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	June 30, 2008	June 30, 2007
Balance, beginning of period	$ 18,215	$ 17,381	$ 16,116	$ 15,705	$ 15,757	$ 17,381	$ 15,943
Provision	1,383	1,514	3,044	1,470	476	2,897	1,000
Recoveries of loans previously charged off	352	366	350	378	503	718	991
Loans charged-off	(1,106)	(1,046)	(2,129)	(1,135)	(1,031)	(2,152)	(2,229)
Net (charge-offs) recoveries	(754)	(680)	(1,779)	(757)	(528)	(1,434)	(1,238)
Allowance adjustment for loans sold	-	-	-	(302)	-	-	- -
Balance, end of period	$ 18,844	$ 18,215	$ 17,381	$ 16,116	$ 15,705	$ 18,844	$ 15,705

Net chargeoffs / Average loans outstanding (annualized)	0.19%	0.18%	0.50%	0.22%	0.16%	0.19%	0.18%
Allowance for loan losses / Loans held for investment	1.20%	1.18%	1.20%	1.17%	1.16%	1.20%	1.16%

DEPOSITS	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	June 30, 2008	June 30, 2007
Noninterest-bearing	$ 164,066	$ 167,511	$ 158,564	$ 159,400	$ 163,339	$ 164,066	$ 163,339
Interest-bearing transaction deposits:
Checking	173,974	173,137	163,275	160,763	169,152	173,974	169,152
Money Market	298,585	256,349	260,307	263,198	260,353	298,585	260,353
Savings	41,833	42,247	41,149	44,257	48,360	41,833	48,360
Total interest-bearing transaction deposits	514,392	471,733	464,731	468,218	477,865	514,392	477,865
Interest-bearing time deposits	807,071	846,406	817,747	824,481	804,125	807,071	804,125
Total deposits	$ 1,485,529	$ 1,485,650	$ 1,441,042	$ 1,452,099	$ 1,445,329	$ 1,485,529	$ 1,445,329

CONTACT:
FNB United Corp.
Mark Severson, CFO, 336-626-8351